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                                                                  Exhibit 10.1.2

  AMENDMENT TO THE SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BRADLEY
                         OPERATING LIMITED PARTNERSHIP

         This Amendment to the Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, dated July 31, 1998 (this "Amendment"), amends the Second Restated Agreement of Limited Partnership, dated September 2, 1997, as amended by and among Bradley Real Estate, Inc. and each of the limited partners executing the signature page thereto (the "Partnership Agreement").

         Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Partnership Agreement.

         WHEREAS, pursuant to Section 17.1 of the Partnership Agreement, the General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement by executing a written instrument setting forth the terms of such amendment; and

         WHEREAS, the General Partner deems advisable an amendment to Section
19.14 of the Partnership Agreement in order to clarify the requirements for notice of certain transactions.

         NOW, THEREFORE, the Partnership Agreement is hereby amended by changing
Section 19.14 thereof so that, as amended, such section shall read as follows:

         19.14 Notice for Certain Transactions. In the event of (a) a dissolution or liquidation of the Partnership or the General Partner, (b) a merger, consolidation or combination of the Partnership or the General Partner with or into another Person in which the General Partner is not the surviving entity or in which a vote of the stockholders of the General Partner is required (including the events set forth in Section 17.2), (c) the sale of all or substantially all of the assets of the Partnership or the General Partner, or
(d) the transfer by the General Partner of all or any part of its interest in the Partnership, the General Partner shall give written notice thereof to each Limited Partner at least twenty (20) Trading Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

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         IN WITNESS WHEREOF this agreement has been executed as of the date first above written.

                        BRADLEY REAL ESTATE, INC.



                        Thomas P. D'Arcy
                        Chairman, President and Chief Executive Officer